                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                 JEFFBANKS, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                      LOGO
                                JEFFBANKS, INC.


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 29, 1998


  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of JEFFBANKS, INC. (the "Company") will be held at the Company's principal executive office located at 1845 Walnut Street, Philadelphia, Pennsylvania, on Friday, May 29, 1998, at 10:00 a.m. (the "Meeting") for the following purposes:

    1. To elect four Class B directors to serve until the expiration of their three-year terms and until their successors shall have been duly elected and qualified.


    2. To ratify the selection of Grant Thornton LLP as independent public auditors for the Company for the fiscal year ending December 31, 1998.


    3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only those shareholders who hold Common Stock of record at the close of business on March 18, 1998 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding matters proposed to be acted upon at the Meeting.


                                          By Order of the Board of Directors,


                                          /s/ William H. Lamb
                                          ------------------------------------
                                          WILLIAM H. LAMB, Secretary

April 15, 1998


ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED.

                                      LOGO
                                JEFF BANKS, INC.


                              1845 Walnut Street
                        Philadelphia, Pennsylvania 19103

                              ------------------
                                PROXY STATEMENT
                              ------------------

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of JeffBanks, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders (the "Meeting") to be held at 1845 Walnut Street, Philadelphia, Pennsylvania 19103 on Friday, May 29, 1998 at 10:00 a.m., or any adjournment thereof, pursuant to the foregoing Notice of Annual Meeting. This Proxy Statement and the accompanying Notice were mailed to shareholders of the Company on or about April 15, 1998.

                     GENERAL INFORMATION ABOUT THE MEETING

Quorum and Voting


     The presence in person or by proxy of shareholders holding a majority of the outstanding shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), will constitute a quorum for the transaction of all business at the Meeting. A shareholder voting for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. A shareholder may also abstain from voting on the proposal to ratify the selection of independent auditors for the 1998 fiscal year. Votes withheld from the election of any nominee for director and abstentions from any other proposal will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted in the number of votes cast on any matter. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares will be considered as present and entitled to vote with respect to that matter, but will not be counted in the number of votes cast "for" or "against" the matter.


     Only shareholders of record at the close of business on March 18, 1998 are entitled to vote at the Meeting. As of March 18, 1998, there were 5,052,489 shares of the Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote on all matters presented at the Meeting.


     Shares represented by duly executed proxies in the accompanying form received prior to the Meeting and not revoked will be voted at the Meeting or at any adjournments in accordance with choices specified on the proxy. If no choices are specified, it is the intention of the persons named as proxies in the accompanying form of proxy to vote FOR the nominees for election as directors and FOR the ratification of independent auditors for the 1998 fiscal year. Such proxy may be revoked by the person executing it at any time before the authority thereby granted is exercised by giving written notice to the Secretary of the Company, by delivery of a duly executed proxy bearing a later date or by voting in person at the Meeting. Attendance at the Meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the inspectors of election in writing prior to voting of the proxy. Beneficial owners who intend to vote shares at the Meeting should obtain a legal proxy or power of attorney from their broker and present it at the Meeting to establish their right to vote such shares.

Solicitation Expenses

     The expenses of soliciting proxies for the Meeting, including the cost of preparing, assembling and mailing this Proxy Statement and the accompanying form of proxy, will be borne by the Company. In addition to the solicitation of proxies by mail, certain directors, officers and employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of March 18, 1998, information with respect to the beneficial ownership of Common Stock of (i) each director, nominee for director and executive officer of the Company, (ii) the directors and executive officers as a group and (iii) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person. The business address of the persons listed below is 1845 Walnut Street, Philadelphia, Pennsylvania 19103.

                                                                  Number of Shares
                                                                    and Nature of        Percent of
                            Name                                Beneficial Ownership      Class(1)
                            ----                                --------------------     ----------
Betsy Z. Cohen .............................................           675,449(2)          12.83%
Edward E. Cohen ............................................           675,449(2)          12.83%
Robert J. Coleman ..........................................           140,331(3)           2.74%
John G. Hoopes .............................................            69,798(4)           1.38%
Hersh Kozlov ...............................................            34,561(5)              *
William H. Lamb ............................................           317,742(6)           6.28%
Arthur Makadon .............................................             6,605(7)              *
P. Sherrill Neff ...........................................             8,510(8)              *
James R. Sibel .............................................            32,173(9)              *
Harmon S. Spolan ...........................................           229,811(10)          4.46%
William D. White ...........................................             6,848(11)             *
Paul Frenkiel ..............................................            41,039(12)             *
All directors and executive officers as a group (12 persons)         1,520,456             27.42%

------------
* Less than 1%.

 (1) Shares of Common Stock issuable pursuant to options or warrants are deemed outstanding for purposes of computing the percentage of the person or group holding such options but are not deemed outstanding for purposes of computing the percentage of any other person (except that the aggregate of the options held by Betsy Z. and Edward E. Cohen are included in the shares set forth as held by each individually).

 (2) Consists of: 273,387 shares owned jointly by Mrs. and Mr. Cohen; 4,203 shares held in the Company's Cash and Deferred Savings Plan (the "401(k) Plan") for the benefit of Mrs. Cohen; 2,662 shares held in the 401(k) Plan for the benefit of Mr. Cohen; 261 shares held in an individual retirement account ("IRA") for the benefit of Mrs. Cohen; 17,151 shares held in an IRA for the benefit of Mr. Cohen; 2,474 shares held by the Jefferson Bank Employee Stock Ownership Plan (the

     "ESOP") for the benefit of Mrs. Cohen; 1,025 shares held by the ESOP for the benefit of Mr. Cohen; 9,086 shares held by Mrs. Cohen as custodian for the benefit of their children; 78,304 shares held by trustees for the benefit of Mr. and Mrs. Cohen's children; 9,886 shares held by Mr. Cohen as trustee for Mr. Spolan and his wife (Mr. Cohen disclaims beneficial ownership of such shares); 58,080 shares held by Mr. and Mrs. Cohen as trustees of a charitable foundation (Mr. and Mrs. Cohen disclaim beneficial ownership of such shares); and 6,890 shares owned by Resource America, Inc., of which Mr. Cohen is Chairman, Chief Executive Officer, President and shareholder ("RAI") (Mr. Cohen disclaims beneficial ownership of such shares). The share amount also includes 151,402 shares issuable to Mrs. Cohen upon the exercise of stock options and 60,638 shares issuable to Mr. Cohen upon the exercise of stock options.

 (3) Consists of 67,141 shares held by Mr. Coleman directly, 71,190 issuable to him pursuant to a warrant and 2,000 shares issuable to him upon the exercise of stock options.

 (4) Consists of 50,000 shares held by Mr. Hoopes directly, 17,798 shares issuable to him pursuant to a warrant and 2,000 shares issuable to him upon exercise of stock options.

 (5) Consists of 15,026 shares held directly by Mr. Kozlov; 12,101 shares held in an IRA for his benefit; 902 shares held in an IRA for the benefit of his wife; 227 shares held by Mr. Kozlov as custodian for the benefit of his minor child; and 6,305 shares issuable to Mr. Kozlov upon the exercise of stock options.

 (6) Consists of 160,828 shares held by Mr. Lamb directly; 65,456 shares held jointly with his wife; 55,658 shares held by his wife; 6,419 shares held by Mr. Lamb as trustee for his children; 18,576 shares held by the Lamb, Windle & McErlane Money Purchase Pension Trust (of which Mr. Lamb is sole trustee); 4,500 shares held by Mrs. Lamb as trustee for her child; and 6,305 shares issuable to Mr. Lamb upon the exercise of stock options.

 (7) Consists of 300 shares owned directly by Mr. Makadon and 6,305 shares issuable to him upon the exercise of stock options.

 (8) Consists of 2,205 shares held by Mr. Neff directly and 6,305 shares issuable to him upon the exercise of stock options.

 (9) Consists of 335 shares held by Mr. Sibel directly; 42 shares held in the 401(k) Plan for the benefit of Mr. Sibel; 2,173 shares held in the ESOP for his account; and 29,623 shares issuable to him upon the exercise of stock options.

(10) Consists of 960 shares owned by Mr. Spolan directly; 74,797 shares owned jointly with his wife; 1,722 shares held in the 401(k) Plan for the benefit of Mr. Spolan; 9,886 shares held in a trust for Mr. and Mrs. Spolan of which Mr. Cohen is trustee; 3,718 shares held by the ESOP for the account of Mr. Spolan; 32,525 shares held by Mr. Spolan as trustee for the children of Mr. and Mrs. Cohen; 6,205 shares held by Mr. Spolan as trustee for himself and his wife; 483 shares held in a benefit plan for the benefit of Mr. Spolan; and 99,515 shares issuable to him upon the exercise of stock options.

(11) Consists of 543 shares held in a pension plan for the benefit of Mr. White and 6,305 shares issuable to him upon the exercise of stock options.

(12) Consists of 5,946 shares held directly by Mr. Frenkiel; 3,589 shares held in the 401(k) Plan for his benefit; 2,419 shares held in an IRA for his benefit; 808 shares held by the ESOP for his account; 2,297 shares held by Mr. Frenkiel as custodian for his child; and 25,980 shares issuable to Mr. Frenkiel upon the exercise of stock options.

                       PROPOSAL 1: ELECTION OF DIRECTORS

Directors

     The Board of Directors is divided into three classes with directors in each class serving three-year terms. The terms of the Class B directors expire at the Meeting. The Nominating Committee of the Board of Directors (the "Nominating Committee") has nominated Harmon S. Spolan, Hersh Kozlov, Arthur Makadon and John G. Hoopes as directors in Class B. Should any nominee become unable or refuse to accept nomination for election as a director in Class B, it is intended that the persons acting as proxies will vote for the election of such other person as the Nominating Committee may recommend. The Board of Directors knows of no reason why any of the nominees might be unable or refuse to accept election. The nominees for Class B directors receiving a plurality of the votes cast at the Meeting will be elected.

     During 1997, the Board of Directors held seven meetings. In 1997, all of the directors attended at least 75% of the aggregate of meetings of the Board of Directors and the standing committees (described below) on which they served during the period they were directors and members of such committees. Set forth below are the names, ages and principal occupations during the past five years of the nominees for election as directors, the continuing members of the Board of Directors and the executive officers of the Company.

                                             Served as      Principal Occupation for Past Five
                                            a Director       Years and Position Held with the
              Name                  Age        Since          Company or Its Subsidiary Banks
              ----                  ---     ----------      ----------------------------------
NOMINEES FOR ELECTION AS
 CLASS B DIRECTORS

Harmon S. Spolan(1)(5) .........    62        1981        Harmon S. Spolan has been President,
                                                          Chief Operating Officer and a director of
                                                          the Company since 1981 and has been
                                                          President, Chief Operating Officer and a
                                                          director of the Company's subsidiary bank,
                                                          Jefferson Bank ("Jefferson Bank") since
                                                          1978. Mr. Spolan has been Vice Chairman
                                                          and a director of the Company's other sub-
                                                          sidiary bank, Jefferson Bank of New Jer-
                                                          sey ("Jefferson NJ"), since 1988. Mr. Spo-
                                                          lan is admitted to practice law as a
                                                          member of the Pennsylvania bar.

Hersh Kozlov(3)(4)(5) ..........    50        1994        In addition to serving as a director of the
                                                          Company, Hersh Kozlov has been a direc-
                                                          tor of Jefferson NJ since 1988. Mr. Kozlov
                                                          has been a senior member of the Cherry
                                                          Hill, New Jersey law firm of Kozlov,
                                                          Seaton, Romanini, Brooks & Greenberg,
                                                          since 1980.

Arthur Makadon(4)(5) ...........    55        1995        Arthur Makadon is a senior partner at the
                                                          Philadelphia law firm of Ballard Spahr
                                                          Andrews & Ingersoll, with which he has
                                                          been affiliated since 1975.

                                                Served as       Principal Occupation for Past Five
                                               a Director         Years and Position Held with the
                Name                  Age         Since          Company or Its Subsidiary Banks
                ----                  ---     -----------       ----------------------------------
John G. Hoopes(2)(5) ..............    52        1997        From 1988 until their acquisition by the
                                                             Company in January 1997, John Hoopes
                                                             was Chairman of the board of directors
                                                             and a director of United Valley Bancorp,
                                                             Inc. ("United Valley Bancorp") and its
                                                             wholly-owned banking subsidiary, United
                                                             Valley Bank ("United Valley Bank"). Mr.
                                                             Hoopes is the Chairman of DVF Financial,
                                                             Inc., an investment firm located in Wayne,
                                                             Pennsylvania.

CLASS A DIRECTORS

Edward E. Cohen(1)(3)(5) ..........    59        1981        Edward E. Cohen has been a director of
                                                             the Company, Jefferson Bank and Jeffer-
                                                             son NJ since 1981, 1976 and 1988, respec-
                                                             tively, and presently serves as Chairman of
                                                             the Executive Committee. Mr. Cohen is
                                                             Chairman, Chief Executive Officer and
                                                             President of RAI, a publicly-held specialty
                                                             finance company. Until April 1996, Mr.
                                                             Cohen was of counsel to Ledgewood Law
                                                             Firm, P.C., a Philadelphia law firm which
                                                             provides legal services to the Company,
                                                             Jefferson Bank and Jefferson NJ. Mr.
                                                             Cohen is married to Betsy Z. Cohen.

James R. Sibel(1)(5) ..............    54        1989        James R. Sibel has served as Executive
                                                             Vice President, Chief Credit Officer and a
                                                             director of the Company since 1989. Mr.
                                                             Sibel has been the Executive Vice Presi-
                                                             dent, Chief Credit Officer and a director of
                                                             Jefferson Bank since 1987.

P. Sherrill Neff(2)(4)(5) .........    46        1994        P. Sherrill Neff is President, Chief Finan-
                                                             cial Officer and a director of Neose Tech-
                                                             nologies, Inc., a biotechnology firm based
                                                             in Horsham, Pennsylvania. From Febru-
                                                             ary 1993 to December 1994, Mr. Neff was
                                                             Senior Vice President, Corporate Develop-
                                                             ment, of U.S. Healthcare, Inc., a national
                                                             managed health care company headquar-
                                                             tered in Blue Bell, Pennsylvania. Before
                                                             that, Mr. Neff was a Managing Director in
                                                             the Investment Banking Division of Alex.
                                                             Brown & Sons Incorporated, Baltimore,
                                                             Maryland.

                                                Served as         Principal Occupation for Past Five
                                               a Director           Years and Position Held with the
                Name                  Age         Since             Company or Its Subsidiary Banks
                ----                  ---     -----------         ----------------------------------
CLASS C DIRECTORS

Betsy Z. Cohen(1)(5) ..............    56        1981        Betsy Z. Cohen has served as Chairman of
                                                             the Board of Directors, Chief Executive
                                                             Officer and a director of the Company
                                                             since 1981, as Chairman of the board of
                                                             directors, Chief Executive Officer and a
                                                             director of Jefferson Bank since 1974 and
                                                             as Chairman of the board of directors and
                                                             a director of Jefferson NJ since 1988. Mrs.
                                                             Cohen is also Chairman, Chief Executive
                                                             Officer and a trustee of Resource Asset
                                                             Investment Trust, a publicly-traded real
                                                             estate investment trust ("RAIT"), and a
                                                             director of Life Technologies, Inc. and
                                                             Aetna Inc. Mrs. Cohen is married to
                                                             Edward E. Cohen.

William H. Lamb(1)(4)(5) ..........    58        1981        William H. Lamb has served as Secretary
                                                             and a director of the Company and Jeffer-
                                                             son Bank since 1981 and 1974, respectively.
                                                             Mr. Lamb has been a senior member of the
                                                             Chester County, Pennsylvania law firm of
                                                             Lamb, Windle & McErlane, P.C. since
                                                             1970.

William D. White(2)(3)(5) .........    64        1994        From 1989 to 1994, William D. White, who
                                                             is now retired, was the President of the
                                                             National League of Professional Baseball
                                                             Clubs. Mr. White is a director and/or
                                                             trustee of investment companies for which
                                                             Mitchell Hutchins Asset Management Inc.
                                                             serves as investment advisor.

Robert J. Coleman(3)(5) ...........    59        1997        From 1988 to January 1997, Robert J.
                                                             Coleman was a director of United Valley
                                                             Bancorp and United Valley Bank. Mr.
                                                             Coleman is the Chairman of the Executive
                                                             Committee of the regional law firm of
                                                             Marshall, Dennehey, Warner, Coleman &
                                                             Goggin. Mr. Coleman is also a director
                                                             of the Hero Scholarship Fund of Delaware
                                                             County and the Insurance Society of
                                                             Philadelphia.

------------
(1) Member of the 1997 Executive Committee. The Executive Committee, which serves at the pleasure of the Board of Directors, has the authority to take action between meetings of the Board of Directors. During 1997, the Executive Committee held five meetings.

(2) Member of the 1997 Audit Committee. The Audit Committee, which serves at the pleasure of the Board of Directors, selects the independent auditors, reviews the scope and results of the audit and reviews the adequacy of the Company's accounting, financial and operating controls. During 1997, the Audit Committee held four meetings.

(3) Member of the 1997 Nominating Committee. The Nominating Committee, which serves at the pleasure of the Board of Directors, recommends nominees for election to the Board of Directors. The Nominating Committee will consider recommendations of security holders in proposing nominees for election to the Board of Directors at the 1998 Annual Meeting of Shareholders, provided that such recommendations are received by the Company at its executive offices not later than December 17, 1998. During 1997, the Nominating Committee held one meeting.

(4) Member of the 1997 Compensation Committee. The Compensation Committee serves at the pleasure of the Board of Directors. The Compensation Committee establishes compensation for senior executive officers of the Company (Mrs. Cohen and Messrs. Cohen, Sibel and Spolan) and recommends appropriate compensation levels to the Boards of Directors of the Company's subsidiary banks for their senior executive officers. During 1997, the Compensation Committee held three meetings.

(5) For 1998, committee assignments are as follows: Executive Committee -- Mrs. Cohen and Messrs. Cohen, Spolan, Sibel and Lamb; Audit Committee --
    Messrs. Neff, Hoopes and White; Nominating Committee -- Messrs. Cohen, Kozlov, Coleman and White; Compensation Committee -- Messrs. Lamb, Kozlov, Makadon and Neff.

Executive Officer

     Paul Frenkiel, CPA, 45, became Chief Financial Officer of the Company in September 1987. His professional experience prior to that time included an accounting practice specializing in financial institutions.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports.

     Based solely on its review of the reports received by it, or written representations from certain reporting persons that no filings were required for those persons, the Company believes that, during the fiscal year ended December 31, 1997, its officers, directors and greater than ten percent shareholders complied with all applicable filing requirements except that, due to delay by the Company in delivering certain option grants reported herein, Form 4s were filed late by each of Mrs. Cohen (two reports), Mr. Frenkiel (two reports), Mr. Kozlov, Mr. Lamb, Mr. Makadon, Mr. Neff, Mr. Sibel (two reports), Mr. Spolan and Mr. White. In addition, Mr. Hoopes filed a Form 4 late with respect to six sales aggregating 8,108 shares and Mr. Makadon filed a Form 4 late with respect to two purchases aggregating 300 shares.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Directors' Fees

     Each director of the Company who is not an employee of the Company or its subsidiary banks is paid a fee of $6,000 per year plus $500 for each meeting of the Board of Directors attended. Directors are also eligible to participate in the Company's Key Employee Stock Option Plan and the 1996 Stock Option Plan subject to the conditions thereof.

Summary Compensation of Named Executives

     The following table sets forth the cash compensation and certain other components of compensation paid during 1995, 1996 and 1997 for the Company's Chief Executive Officer and the three other executive officers of the Company whose salary plus bonus exceeded $100,000 for the fiscal year ended December 31, 1997. The table includes compensation paid by the Company, Jefferson Bank and Jefferson NJ to the individuals listed. Compensation to the Company's executive officers and directors is allocated among the Company and its subsidiary banks based upon the relative amount of time spent by such persons on the affairs of the Company and the subsidiary banks. The subsidiary banks further allocate between themselves the compensation of persons employed by both based upon their relative amount of total assets and the amount of time spent on the affairs of each subsidiary bank.

                          Summary Compensation Table

                                                                                   Long-Term Compensation
                                                                               ------------------------------
                                           Annual Compensation                            Awards
                             -----------------------------------------------   ------------------------------
                                                                                                  Options,
                                                                                 Restricted         Stock
     Name and Principal                                                             Stock       Appreciation       All Other
          Position            Year         Salary                Bonus          Awards(1)(2)    Rights(#)(3)    Compensation(4)
---------------------------  ------  ------------------   ------------------   --------------  --------------  ----------------
Betsy Z. Cohen ............  1997         $350,000 (5)         $125,000(5)        $ 3,673         30,500           $ 2,760
 Director, Chairman and      1996          310,000              125,000             2,807              0             2,000
 Chief Executive Officer     1995          285,000               75,000             1,765              0             2,000
Harmon S. Spolan ..........  1997         $300,000             $ 25,000           $ 3,673          6,175           $ 1,400
 Director and Chief          1996          290,000               25,000             4,172              0               750
 Operating Officer           1995          280,000               15,011             2,807              0               750
Edward E. Cohen ...........  1997         $175,000             $      0           $ 3,673              0           $ 2,760
 Director and Chairman       1996          175,000                    0             3,776              0                 0
 of Executive Committee      1995          175,000                    0             1,042              0                 0
James R. Sibel ............  1997         $185,000             $ 20,000           $ 3,673          8,675           $   170
 Director, Executive Vice    1996          175,000               15,000             4,172              0               360
 President and Chief Credit  1995          165,000               26,725             2,802              0               360
 Officer

------------
(1) Represents the dollar value of shares estimated to be allocated to the accounts of Mrs. Cohen and Messrs. Spolan, Cohen and Sibel under the ESOP for 1997.

(2) The total number of shares held in the ESOP, including estimated share allocation for 1997, and their aggregate market value as of December 31, 1997 are as follows: Mrs. Cohen - 2,474 shares, $113,804; Mr. Spolan - 3,718 shares, $171,028; Mr. Cohen - 1,025 shares, $47,150; and Mr. Sibel -
    2,173 shares, $99,958. The Company pays dividends on the shares of Common Stock held in the ESOP as and when declared by the Board of Directors. The market value used for purposes of this table is the closing price per share of the Common Stock as of December 31, 1997 ($46.00 per share).

(3) Adjusted for 5% stock dividend declared in May 1997.

(4) Represents the dollar value of shares contributed by the Company to the 401(k) Plan. The value used for purposes of this table is the closing price per share of the Common Stock as of December 31, 1997 ($46.00 per share).

(5) Pursuant to an understanding between Mrs. Cohen and the Compensation Committee, the base compensation of $475,000 required by her employment agreement with the Company was allocated $350,000 to base compensation and $125,000 to agreed upon bonus compensation. See "Compensation or Executive Officers and Directors - Employment Agreement."

Option Grants and Exercises in Last Fiscal Year and Year-End Option Values

     The following table sets forth the number of options granted to the executive officers and directors listed in the Summary Compensation Table, the exercise price of those options and certain related information as of December 31, 1997.

                     Option/SAR Grants in Last Fiscal Year



                                                Individual Grants                                     Grant Date Value
                             -------------------------------------------------------                  ----------------
                               Number of
                              Securities
                              Underlying     % of Total Options/SARs       Base or
                             Options/SARs      Granted to Employees       Exercise      Expiration       Grant Date
Name                            Granted           in Fiscal Year        Price ($/sh)      Date(1)     Present Value(2)
----                         ------------    ------------------------  -------------    ----------    ----------------
Betsy Z. Cohen ...........      10,500                6.34               $  27.50         1/15/07        $ 93,450.00
                                10,000                6.34                  30.25          7/8/07          95,500.00
                                10,000                6.34                 38.375         12/3/07         114,600.00
Harmon S. Spolan .........       3,675                2.22               $  27.50         1/15/07        $ 32,708.00
                                 2,500                1.58                 38.375         12/3/07          28,650.00
Edward E. Cohen ..........           0                 --                     --           --                     --
James R. Sibel ...........       3,675                2.22               $  27.50         1/15/07        $ 32,708.00
                                 2,500                1.58                  30.25          7/8/07          23,875.00
                                 2,500                1.58                 38.375         12/3/07          28,650.00

------------
(1) All listed options were exercisable on the date of grant and terminate upon the earlier to occur of ten years from the date of grant or termination of employment, except terminations of employment occurring due to death, disability or retirement.

(2) Grant date present value has been calculated using the Black-Scholes option pricing model.

     The following table presents information with respect to stock options exercised during fiscal 1997 by the named executive officers, as well as the number of unexercised options (adjusted for the 5% stock dividend declared in May 1997) and the value of unexercised stock options held as of December 31, 1997.

                Aggregated Option Exercises in Last Fiscal Year
                    and Fiscal Year End Option Values Table

                                                                              Value of
                                                          Number of         Unexercised
                                                         Unexercised        In-the-Money
                                                          Options at         Options at
                               Shares                    December 31,       December 31,
                              Acquired                       1997               1997
                                 on          Value       Exercisable/       Exercisable/
           Name               Exercise     Realized     Unexercisable     Unexercisable(1)
           ----               --------     --------     -------------     ----------------
Betsy Z. Cohen ...........       0            0           151,402/0         $4,024,512/0
Harmon S. Spolan .........       0            0            99,515/0          2,895,508/0
Edward E. Cohen ..........       0            0            60,638/0          1,786,779/0
James R. Sibel ...........       0            0            33,481/0            830,462/0

------------
(1) Calculated as the difference between market value (closing sale price) per share of Common Stock as of December 31, 1997 ($46.00 per share) and the option exercise prices per share.

Employment Agreement

     The Company entered into an employment agreement with Betsy Z. Cohen, effective as of January 1, 1997, pursuant to which Mrs. Cohen serves as the Chairman of the Board of Directors and Chief Executive Officer. Under the agreement, Mrs. Cohen receives base compensation of $475,000 per year, which may be increased by the Compensation Committee based upon its evaluation of Mrs. Cohen's performance. Pursuant to an understanding between Mrs. Cohen and the Compensation Committee, Mrs. Cohen's base compensation for 1997 was allocated $350,000 to base compensation and $125,000 to agreed upon bonus compensation.

     Mrs. Cohen is eligible to receive incentive bonuses and stock option grants in amounts to be determined by the Compensation Committee and to participate in all employee benefit plans in effect during her period of employment. The Company has also established a Supplemental Employment Retirement Plan ("SERP") for Mrs. Cohen's benefit which will pay to Mrs. Cohen, upon the later of her actual retirement or her reaching age 65, a monthly retirement benefit equal to one-twelfth of the product of (i) 2 1/4% multiplied by (ii) the number of years that she shall have been employed by the Company, or its affiliates, multiplied by (iii) her "Average Compensation" (defined as the average of the compensation received by Mrs. Cohen in the three most highly compensated years during the previous eight years of employment). The agreement requires Mrs. Cohen to devote as much of her business time to the Company as is necessary to fulfill her duties, although it permits her to have outside business interests. The Company will also pay the cost of premiums for a second-to-die insurance policy on the life of Mrs. Cohen and her husband, Edward E. Cohen, in a face amount of not less than $2,500,000.

     The agreement has a term of three years which is automatically extended so that, on any day on which the agreement is in effect, it has a then-current three year term. The Company may elect to cease the automatic extension of the agreement by providing Mrs. Cohen with notice of such election. The agreement may be sooner terminated in the event of Mrs. Cohen's disability extending for more than 240 days, death or retirement. Mrs. Cohen also has the right to terminate the agreement upon a change in control of the Company (as described below) and for cause. Otherwise, Mrs. Cohen may terminate the agreement upon 90 days' notice.

     The agreement provides the following termination benefits: (i) upon termination due to death, Mrs. Cohen's estate will receive an amount equal to three times Average Compensation (payable over 36 months); (ii) upon termination due to disability, Mrs. Cohen will receive a monthly benefit equal to one-twelfth of the product of (a) Average Compensation and (b) 75%, which will terminate upon the commencement of retirement benefits; (iii) upon termination by Mrs. Cohen for cause, by the Company without cause, or upon a change in control, Mrs. Cohen will receive an amount equal to three times Average Compensation plus continuation of life, health, accident and disability insurance benefits for a period of 36 months; and (iv) upon termination by the Company for cause, Mrs. Cohen will receive her SERP benefits. In the event that any amounts payable to Mrs. Cohen pursuant to items
(i) through (iv) above ("Total Benefits") become subject to any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, the Company is required to pay Mrs. Cohen an additional sum such that the net amounts retained by Mrs. Cohen, after payment of excise, income and withholding taxes, shall equal Total Benefits. Upon any termination of Mrs. Cohen's employment, any option to purchase securities of the Company that has not previously vested will automatically vest on the later of the effective date of her termination or six months after the date such option was granted.

     For the purposes of Mrs. Cohen's employment agreement, the term "change in control" means the occurrence of any of the following: (i) beneficial ownership of 25% or more of the voting securities of the Company being held by any person, entity or group, excluding employee benefit plans of the Company and any person, entity or group holding such combined voting powers on January 1, 1997; (ii) approval by the shareholders of (or, in the event no approval is required, the Company consummates) a merger, consolidation, share exchange, division or other reorganization of the Company (each, a "Fundamental Transaction"), other than a Fundamental Transaction that would result in the voting securities of the Company outstanding immediately prior to such Fundamental Transaction continuing to represent at least 60% of the combined voting power of (a) in case the Company is the surviving entity, the Company's outstanding securities immediately after such Fundamental Transaction, (b) the surviving entity's outstanding securities; or (c) in the case of a division, the outstanding securities of each entity resulting from the division; (iii) the approval by the shareholders of a plan of liquidation or winding-up of the Company or an agreement to sell all or substantially all of the Company's assets; or (iv) during any 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors no longer constituting at least a majority of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

     During 1997, Messrs. Lamb, Kozlov, Makadon and Neff served as members of the Compensation Committee. Messrs. Lamb, Kozlov, Makadon and Neff are neither officers nor employees of the Company or its subsidiary banks and are not members of any board of directors (other than of the Company or a subsidiary bank) which has as a member, an officer, employee or director of the Company.

Certain Relationships and Related Party Transactions

     Directors and officers of the Company, and certain business organizations and individuals associated with them, have been customers of, and have had normal banking transactions with, Jefferson Bank and Jefferson NJ. As of December 31, 1997, Jefferson Bank and Jefferson NJ had loans outstanding to directors and officers of the Company, and certain business organizations and individuals associated with them, totalling $19,486,000 on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. The aggregate outstanding balance of loans to directors and officers of the Company and their affiliates made by Jefferson Bank represented 20% of its shareholder's equity at December 31, 1997, while such loans made by Jefferson NJ represented 13% of its shareholder's equity at such date. In the aggregate, such loans were 19% of the Company's shareholders' equity at December 31, 1997. These loans do not, in management's opinion, represent a greater than normal risk of collectibility or present any other unfavorable features.

     In addition, in March 1998 RAI, of which Edward E. Cohen is an executive officer and director, established an $18.0 million revolving credit facility with Jefferson Bank for RAI's commercial mortgage loan operations. No borrowings have been made under this facility to date. The facility was made available to RAI in the ordinary course of Jefferson Bank's business on substantially the same terms, including interest rate and collateral, as those prevailing for comparable transactions with unrelated parties. In the event that any part of this facility is drawn down, it is management's opinion that the loan will not represent a greater than normal risk of collectibility or present other unfavorable features.

     The Pennsylvania banking laws prohibit state-chartered banks from owning property (fixed assets) having a total book value in excess of 25% of the aggregate of capital, surplus, undivided profits and capital securities of such bank. In light of this restriction, Jefferson Bank and Jefferson NJ have determined to rent, rather than own, their branches and Jefferson Bank's executive office. In the case of the five leases between Jefferson Bank and related parties and the one lease between Jefferson NJ and a related party, described below, management believes that the rental paid for each of these offices is comparable to, or lower than, the rental which would have been required by unrelated parties in similar commercial transactions for similar locations.

     Until February 1998, Jefferson Bank rented premises for its executive offices from Jefferson Associates, a Pennsylvania limited partnership comprised principally of persons related to the Company and Jefferson Bank as officers, directors or legal counsel. Messrs. Cohen and Spolan are limited partners of Jefferson Associates. The rent for the year ended December 31, 1997 was $21,468, and Jefferson Bank paid $1,789 for the balance of the term of its occupancy.

     In January 1998, Jefferson Bank entered into a 10-year lease (with one ten-year and three five-year renewal options) for 12,943 square feet (increasing to 17,328 square feet in May 1999) of office space at 1845 Walnut Street. Minimum annual rent will be $207,088 for the first full year of the lease term, $277,248 for the next two years thereafter (reflecting the increased space), $303,240 for the next four years and $324,900 for the final three years. 1845 Walnut Street is owned by a partnership, one of whose partners is a limited partnership of which subsidiaries of RAI are the general and limited partners. RAI and RAIT (of which RAI is a 15% shareholder) are the principal creditors of the partnership that owns the building. Jefferson Bank also leases 2,164 square feet on the first floor of 1845 Walnut Street pursuant to a September 1996 lease with a ten-year term and two five-year renewal options. The annual rent on such space is $91,970.

     Jefferson Bank leases facilities at 1607-1609 Walnut Street from Jefferson Associates II. Jefferson Associates II is a Pennsylvania limited partnership, the partners of which are also comprised principally of persons related to the Company and Jefferson Bank as officers, directors or legal counsel. Messrs. Cohen and Spolan, and Patricia K. Lamb, the wife of Mr. Lamb, are limited partners of Jefferson Associates II. A lease was executed in December 1985 and amended effective April 1988 to include the 1609 Walnut Street space. As amended, the lease provides for a twenty-year term, with a five-year renewal option, at an annual gross rental base of $152,216. The lease provides for yearly escalations based upon increases in the cost of living, with a minimum increase of 3% and a maximum increase of 7% in any such year. In addition, under the terms of the lease, Jefferson Bank is responsible for payment of taxes, utilities and insurance on the building. Jefferson Bank intends to sublet a portion of the space not used for its branch location to Brandywine Construction & Management, Inc., of which Mr. Cohen is a director and minority shareholder.

     Jefferson Bank has also leased premises for its Manayunk branch office from Canal House Historic Associates, a Pennsylvania limited partnership which may be deemed to be an affiliate of Mr. Cohen. The initial term of the lease expired in May 1995, whereupon Jefferson Bank exercised the first of three five-year renewal options at an annual base rent of $46,095. During the second and third renewal terms, base rent will be the prevailing market rent, provided that the minimum annual rent payable during the second renewal term is $48,250 and during the third renewal term is $53,372. The maximum annual rent in any renewal period cannot exceed 120% of the rent paid at the expiration of the prior period.

     Jefferson NJ has leased premises for its Haddon Heights branch office from Jefferson Associates NJ, L.P., a New Jersey limited partnership comprised of directors of Jefferson NJ. Mrs. Cohen and Messrs. Cohen and Spolan are limited partners of the partnership. The lease provides for a term expiring March 1, 2001 at an annual rental of $133,860.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The executive compensation program of the Company is administered by the Compensation Committee, which is composed of four independent, non-employee directors (Messrs. Lamb, Kozlov, Makadon and Neff). The function of the Compensation Committee is to review general compensation policies, to establish the compensation for the senior executive officers of the Company (Mrs. Cohen and Messrs. Cohen, Sibel and Spolan) and to recommend appropriate compensation levels for senior officers of the Company's subsidiary banks.

Overall Policy

     The Board of Directors and the Compensation Committee subscribe to The Business Roundtable's statement of principles in considering executive compensation: "Executive compensation and share ownership programs should be designed to attract, motivate, reward and retain the management talent required to achieve corporate objectives and increase shareholder value." Compensation decisions for all executive officers, including those for the Company's Chief Executive Officer, Mrs. Cohen, are based on the same criteria, consisting primarily of consideration of the Company's overall general performance, its performance relative to its competitors and peer group institutions, and the performance of particular areas of the Company's operations for which the executive is responsible. In establishing compensation for its executive officers, the Company seeks to:

     1. Link rewards to results of operations and shareholder returns;

     2. Encourage the creation of shareholder value and achievement of strategic objectives;

     3. Attract and retain, on a long-term basis, highly qualified executive personnel; and

     4. Provide a total compensation program that is competitive with the Company's competitors and linked to individual responsibility and performance.

Key Elements

     The Company's compensation program consists of three components: base salary, short-term incentives and long-term incentives.

     Base Salary. Base salaries for executive officers are substantially dependent upon salaries paid for comparable positions by the Company's competitors. The responsibilities undertaken and the competence with which these responsibilities are carried out by the particular executive officer are taken into account. In determining the level of any year-to-year salary increase for a particular executive, the general overall performance of the Company and the person's contribution to that performance are also taken into account, although the Compensation Committee has not applied arithmetic guidelines in so doing. In addition, the Compensation Committee will consider whether a particular aspect of the Company's operations (as, for example, asset quality) under the direct supervision and control of an officer has achieved significant improvement (or experienced deterioration) irrespective of the Company's overall performance.

     Bonus. Bonus compensation is a short-term incentive program, discretionary with the Compensation Committee, which makes cash awards based upon what it determines to be outstanding performance in achieving particular strategic goals of the Company as well as the overall performance of the Company. Bonus determinations are made on a case-by-case basis and, accordingly, are not the result of the application of a particular formula. For 1997, bonus compensation for senior executives was set at an average of slightly less than 18% of 1996 compensation, reflecting the Company's improved performance, including increased income, improved operating ratios, loan growth and the expansion of the Company through acquisitions.

     Long-Term Incentives. As with bonus compensation, long-term incentive compensation is based on contributions to the Company's performance. These programs are designed not only to develop and maintain strong management but also to align the interests of executives with the enhancement of shareholder value. The Company's Key Employee Stock Option Plan, the 1996 Stock Option Plan, the ESOP and the 401(k) Plan are used to motivate key employees and executive officers to achieve long-term results beneficial to shareholders: the value of awards under such programs are directly linked to the value of the Common Stock. As with bonus compensation, long-term incentive compensation is awarded on a case-by-case basis and, for 1997, reflected the longer-term growth, since 1993, in the Company's net income, loans, non-interest income, return on assets, return on equity and the improvement since that date in the Company's asset quality.

1997 Compensation of Chief Executive Officer

     Historically, the compensation of Betsy Z. Cohen, the Company's Chief Executive Officer, was determined in the same manner as that of other senior executives, as described above. In 1996, the Compensation Committee determined that it would be in the best interest of the shareholders to secure Mrs. Cohen's services in the future through an employment agreement between herself and the Company. For a description or the terms of that agreement, see "Compensation of Executive Officers and Directors - Employment Agreement." The Compensation Committee recommended, and the Board of Directors approved, the employment agreement which provides for a base salary of $475,000. Pursuant to an understanding between Mrs. Cohen and the Compensation Committee, her 1997 compensation was allocated $350,000 to base compensation and $125,000 to bonus compensation. In making its recommendations as to both the agreement and the level of Mrs. Cohen's compensation, the Compensation Committee considered the following:

     The continued increase in fully diluted per share earnings of the Company.

     The five-year growth of non-interest income.

     The five-year growth of the Company's total assets and loan portfolio.

     The five-year growth of the Company's return on average assets.

     The substantial increase in the Company's return on average common equity over a five year period.

     The substantial improvements in the Company's asset quality.

     The Company's successful acquisitions of new branches and other banks.


                          1997 Compensation Committee

                                William H. Lamb
                                 Hersh Kozlov
                                Arthur Makadon
                               P. Sherrill Neff

Share Investment Performance

     The following graph compares the change in the cumulative total shareholder return on the Common Stock from November 12, 1993 (inception of trading) to December 31, 1997, with the performance of the Nasdaq Broad Market Index and the performance of the Nasdaq Banking Index for the same period. The Company's shares are traded on The Nasdaq Stock Market under the symbol "JEFF." The total return indices reflect reinvestment of dividends.

                        COMPARE CUMULATIVE TOTAL RETURN
                             AMONG JEFFBANKS, INC.,
                    MASDAQ MARKET INDEX AND BANKING INDICES

    375 |----------------------------------------------------------------------|
        |                                                                      |
    350 |----------------------------------------------------------------------|
        |                                                                  #   |
    325 |----------------------------------------------------------------------|
        |                                                                      |
    300 |----------------------------------------------------------------------|
        |                                                                  *   |
    275 |----------------------------------------------------------------------|
        |                                                                      |
 D  250 |----------------------------------------------------------------------|
 O      |                                                                      |
 L  225 |----------------------------------------------------------------------|
 L      |                                                                      |
 A  200 |------------------------------------------------------#-----------@---|
 R      |                                                                      |
 S  175 |----------------------------------------------------------------------|
        |                                                                      |
    150 |-----------------------------------------#------------*@--------------|
        |                                         @                            |
    125 |-----------------------------------------*----------------------------|
        |               #                                                      |
    100 |*#@------------@------------*#@---------------------------------------|
        |                                                                      |
     75 |---------------*------------------------------------------------------|
        |                                                                      |
     50 |----------------------------------------------------------------------|
       11/12/93     12/31/93      12/31/94     12/31/95    12/31/96    12/31/97

* = JEFFBANKS, INC.     # = NASDAQ BANKING INDEX      @ = NASDAQ MARKET INDEX

                FROM INCEPTION OF TRADING THROUGH DEC. 31, 1997

                     ASSUMES $100 INVESTED ON NOV. 12, 1993
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1997



                     PROPOSAL 2: RATIFICATION OF AUDITORS

     The Board of Directors recommends that the shareholders ratify the selection of Grant Thornton LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1998. A plurality of the votes cast at the Meeting is required for ratification.

     Representatives of Grant Thornton LLP are not expected to be present at the Meeting.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the next Annual Meeting of Shareholders and included in the Company's Proxy Statement relating to that meeting must be received by the Company at its executive offices not less than 120 days prior to the date corresponding to the date of the release of the Company's Proxy Statement to shareholders in connection with this Meeting. Accordingly, shareholder proposals to be presented at the 1998 Annual Meeting of Shareholders must be submitted to and received by the Company no later than December 17, 1998.

Please mark
 your votes
 as this    /X/

                                                                       I plan
                                                                     to attend
                                                                    the meeting

                                                                       / /
1. ELECTION OF DIRECTORS.
The nominees for election are Harmon S. Spolan, Hersh Kozlov, Arthur Makadon and John G. Hoopes.

 FOR all nominees     Withhold authority to    To withhold authority to vote for
 listed above         vote for all nominees    any individual nominee, write
(except as marked     listed above             that nominee's name in the space
to the contrary at                             provided below.
the right)
    / /                    / /                 ---------------------------------


2. RATIFICATION OF SELECTION OF GRANT THORNTON LLP AS INDE
   PENDENT AUDITORS OF THE COMPANY FOR FISCAL 1998.

   FOR     AGAINST    ABSTAIN

   / /      / /        / /

                                            This proxy, when properly executed,
                                            will be voted in the manner
                                            described herein by the undersigned.
                                            If no direction is made, this proxy
                                            will be voted FOR all nominees
                                            listed and FOR the ratification of
                                            Grant Thornton LLP. Please sign
                                            exactly as your name appears on this
                                            proxy card. When shares are held by
                                            joint tenants, both should sign.
                                            When signing as an attorney,
                                            executor, administrator, trustee, or
                                            guardian, please give full title as
                                            such. If a corporation, please sign
                                            in full corporate name by President
                                            or other authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.


Signature                                             Date
          -----------------------------------------        ------------------

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.


                            - FOLD AND DETACH HERE -

PROXY



                                 JEFFBANKS, INC.

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                         OF DIRECTORS OF JEFFBANKS, INC.

           The undersigned hereby appoints Betsy Z. Cohen and Harmon S. Spolan, or either of them, as and for the undersigned's proxies, each with the power to appoint such proxy's substitute, and hereby authorizes them, or either of them, to vote all of the shares of Common Stock of JeffBanks, Inc. held of record by the undersigned on March 18, 1998 at the Annual Meeting of Shareholders of JeffBanks, Inc. to be held Friday, May 29, 1998 and at any and all adjournments thereof as follows:



                            - FOLD AND DETACH HERE -